UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2016

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9990 Park Meadows Drive Lone Tree, Colorado	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, Mr. Rick Luckenbill will commence employment at Zynex, Inc. (the “Company”) to serve as the Company’s Vice President of Finance.  Mr. Luckenbill will report to the Company’s Chief Executive Officer, Thomas Sandgaard, be in charge Company’s accounting operations and support the Company’s finance operations.

Mr. Luckenbill has more than 20 years’ experience in in multiple industries with proven leadership in finance, accounting and system integration roles. Mr. Lukenbill’s work experience includes debt restructure, cash flow optimization, profitability improvement and system integration. Prior to joining Zynex, Mr. Luckenbill, during 2015 and 2016, served as Chief Financial Officer / Vice President of Finance with CPP, Inc., an engineering consulting business in Fort Collins, CO. Previously, Mr. Luckenbill served in various accounting roles with Medtronic, Inc. (2013-2015), Thermo Fisher Scientific, Inc (2009-2011), Omnitrax, Inc (2009) and Motorola, Inc. (1996-2009) and as director of systems integration with Motorola Solutions, Inc. (2011-2013). Mr. Luckenbill holds an MBA, Finance from the Keller Graduate School of Management of DeVry University, Scottsdale, AZ and a BS, Finance/Organizational Development, Elmhurst College, Elmhurst, IL.

On June 1, 2016, Mr. David Mogill will commence employment at Zynex, Inc. to serve as the Company’s Vice President of Operations.   Mr. Mogill will report to the Company’s Chief Executive Officer, Thomas Sandgaard and be in charge Company’s production and supply chain operations. Mr. Mogill is replacing Robert Cozart, who is retiring after 9 years of service with the Company.

Mr. Mogill has more than 30 years’ experience in the medical device industry with proven leadership in production, supply chain and operational process efficiency roles. Prior to joining Zynex, Mr. Mogill served as Sector SQE with Surgical Technologies (2015-2016) and Solta Medical/SST (2008-2014), Previously, Mr. Mogill served in various operations management positions with Glucon Inc. (2006-2007), Dentsply International (2004 – 2006) and various other medical device manufacturing companies (1986 – 2006). Mr. Mogill holds a BS in Mechanical Engineering Technology from Metro State University of Denver.

There were no arrangements or understandings between Mr. Luckenbill or Mr. Mogill and any other person pursuant to which he was appointed as Vice President of Finance and there is no family relationship between Mr. Luckenbill and any officer or director of the Company. There have been no transactions between Mr. Luckenbill and the Company required to be disclosed by Item 404(a) of Regulation S-K.

Effective May 16, 2016, Michael Hartberger resigned as the Chief Operating Officer of Zynex, Inc. His decision was on account of the Company’s continuing cash constraints. There were no expressed disagreements with management or Company practices or policies.

C Squared Solutions, who (since October 2015) provided interim Chief Financial Officer services, will, going forward, provide financial consulting services on an “as requested” basis.

Thomas Sandgaard, the Company’s sole director, will continue to fulfil the role of principal financial officer and chief financial officer. Mr. Sandgaard founded the Company in 1996 after a career in the semiconductor, telecommunications and medical equipment industries with ITT, Siemens and Philips Telecom. Mr. Sandgaard has been the Company’s President, CEO and Chairman since 1996 and also currently serves as the Company’s sole director. Mr. Sandgaard holds a degree in electronics engineering from University of Southern Denmark, Denmark and an MBA from the Copenhagen Business School.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date: May 25, 2016	By:	/s/ Thomas Sandgaard
Thomas Sandgaard
Chairman, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Principal Financial Officer